EXHIBIT 15
Accountants' Acknowledgment

The Board of Directors
TRICON Global Restaurants, Inc.:

We hereby acknowledge our awareness of the use of our report dated October 21, 1997 included within the Quarterly Report on Form 10-Q of TRICON Global Restaurants, Inc. for the twelve and thirty-six weeks ended September 6, 1997, and incorporated by reference in the following Registration
Statements:

Description                               Registration Statement Number


Form S-8
Restaurant Deferred Compensation Plan             333-36877
Executive Income Deferral Program                 333-36955
TRICON Long-Term Incentive Plan                   333-36895
Share Power Stock Option Plan                     333-36961
TRICON Long-Term Savings Program                  333-36893

Pursuant to Rule 436(c) of the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                  KPMG Peat Marwick LLP


Louisville, Kentucky
October 21, 1997